UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 8, 2010

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street – 37th Floor P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348 (610) 765-6900	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.05. Costs Associated with Exit or Disposal Activities

On December 8, 2010, Exelon Corporation (Exelon) announced that Exelon Generation Company, LLC (Generation) will permanently cease generation operations at Oyster Creek Generating Station (OCGS) in 2019. The current Nuclear Regulatory Commission license for OCGS expires in 2029. Exelon issued a press release on December 8, 2010, announcing the decision regarding OCGS. A copy of the press release is attached hereto as Exhibit 99.1

In reliance upon Exelon’s determination to cease generation operations at OCGS no later than December 31, 2019, the New Jersey Department of Environmental Protection (NJDEP) has determined that closed cycle cooling is not the best technology available for OCGS given the length of time that would be required to retrofit from the existing once-through cooling system to a closed-cycle cooling system and the limited life span of OCGS after installation of a closed-cycle cooling system. Based on its consideration of these and other factors, in its best professional judgment, NJDEP has determined that the existing measures at OCGS represent the best technology available for the facility’s cooling water intake through cessation of generation operations.

Generation expects to execute an Administrative Consent Order (ACO) with the NJDEP on December 9, 2010. Generation expects that the ACO will set forth, among other things, the agreement by Generation to permanently cease generation operations at OCGS at a time determined by Generation but no later than December 31, 2019, if the conditions of the ACO are satisfied. In the ACO, the NJDEP will agree that closed cycle cooling is not the best technology available for OCGS and will agree to issue a new draft New Jersey Pollution Discharge Elimination System (NJPDES) Surface Water Permit for OCGS without a requirement for construction of cooling towers or other closed cycle cooling facilities. The new draft NJPDES permit will be issued in substitution for the draft NJPDES permit issued in January 2010, which would have required the installation of closed cycle cooling facilities at OCGS.

As a result of the decision and the ACO, the expected economic useful life of OCGS has been reduced. The financial impacts will relate primarily to accelerated depreciation and accretion expense associated with the changes in decommissioning assumptions related to Generation’s asset retirement obligation over the remaining expected economic useful life of OCGS. These amounts are not expected to be material to Generation’s results of operations. Generation’s preliminary estimates of these non-cash charges are $5 million (pre-tax) in 2010 and average approximately $25-$30 million (pre-tax) in years 2011 through 2015. Incremental accelerated depreciation expense amounts to be incurred from 2016 through 2019 are dependent on future capital spending at Oyster Creek. Capital expenditures through 2013 are not expected to differ materially from previous forecasts. Generation will also make employee retention payments of approximately $20 million in 2011 that are expected to result in approximately $4 million (pre-tax) of expense in each of years 2011 through 2015.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Exelon Corporation Press Release

* * * * *

This combined Form 8-K is being furnished separately by Exelon and Generation (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon's 2009 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon's Third Quarter 2010 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors, (b) Part 1, Financial Information, ITEM 2. Management's Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION
EXELON GENERATION COMPANY, LLC

/s/ Mathew F. Hilzinger
Mathew F. Hilzinger
Senior Vice President and Chief Financial Officer
Exelon Corporation

December 8, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Exelon Corporation Press Release